Shareholder Meeting
June 30, 2003

On January 17, 2003 a Special Meeting of the shareholders of the David L. Babson Trust (Portfolio
L and Portfolio S) was held. The matters considered at the meeting, together with the actual vote tabulations relating to such matters are as follows:

Issue 1:
To approve an Agreement and Plan of Reorganization under which the Trust, a Missouri common law trust ( the Missouri Trust), will transfer substantially all of its assets and liabilities to a newly created Delaware statutory trust called D.L. Babson Bond Trust (the
Delaware Trust), in exchange for shares of the Delaware Trust to be distributed to the Missouri
Trust's shareholders:

 				            Broker
		For	Against	Abstain	    Non-Vote
Portfolio L 29,605,869 2,739,284 981,680   4,052,364
Portfolio S 1,793,930	 119,845  28,247     808,283

Issue 2:
To elect seven Trustees to hold office until their successors are duly elected and qualified or until their earlier resignation or removal:

					           Broker
		  For	     Against	Abstain	   Non-Vote
Portfolio L
T. Geron Bell    26,553,318 4,903,871      -   	       -
Sandra J. Hale   26,562,015 4,895,174      -   	       -
Ronald James     26,585,211 4,871,978      -   	       -
Jay H. Wein      26,609,380 4,847,808      -           -
H. David Rybolt  26,601,095 4,856,094      -   	       -
William H. Russel26,640,832 4,816,357      -   	       -
Edward S. Ritter 26,701,703 4,755,486 	   -   	       -

Portfolio S
T. Geron Bell	  2,490,739    92,238  	   -   	       -
Sandra J. Hale	  2,490,635    92,341      -   	       -
Ronald James	  2,491,045    91,932	   -   	       -
Jay H. Wein	  2,490,635    92,341 	   -   	       -
H. David Rybolt	  2,491,045    91,932	   -   	       -
William H. Russell2,491,045    91,932	   -   	       -
Edward S. Ritter  2,491,045    91,932	   -   	       -

Issue 3:
To approve a New Investment Advisory Agreement between the Trust and Jones & Babson, Inc.:

					         Broker
		For	Against	  Abstain	Non-Vote
Portfolio L  28,875,873 1,714,026 867,289 	   -
Portfolio S   2,503,449    60,972  18,556	   -

Issue 4:
To approve a New Investment Counsel Agreement between Jones & Babson, Inc. and David L.
Babson & Company Inc. for each portfolio.:

					        Broker
		For	Against	   Abstain	Non-Vote
Portfolio L 28,890,560 1,721,934   844,694 	   -
Portfolio S  2,482,431 	  45,357    55,188	   -


On January 17, 2003 a Special Meeting of the shareholders of the Babson Enterprise Fund, Babson Enterprise Fund II, David L. Babson Growth
Fund, Shadow Stock Fund, Babson Value Fund,
Babson-Stewart Ivory International Fund, David L.
Babson Money Market Fund and David L. Babson Tax-Free
Income Fund was held. The matters considered at the meeting, together with the actual vote tabulations relating to such matters are as follows:

Issue 1:
To elect seven Trustees to hold office until their successors are duly elected and qualified or until their earlier resignation or removal:

					            Broker
		         For   Against   Abstain    Non-Vote
Babson Enterprise Fund
T. Geron Bell	      8,244,941 342,899     -   	 -
Sandra J. Hale	      8,232,565 355,276     -   	 -
Ronald James	      8,243,427 344,414	    -   	 -
Jay H. Wein	      8,229,469 358,371     -   	 -
H. David Rybolt	              -       -     -   	 -
William H. Russell	      -       -     - 	         -
Stephen S. Soden	      -       -     -   	 -

					            Broker
		          For  Against   Abstain    Non-Vote
Babson Enterprise Fund II
T. Geron Bell	     1,154,049  55,568      -            -
Sandra J. Hale	     1,152,126  57,492	    -   	 -
Ronald James	     1,155,335  54,283      -   	 -
Jay H. Wein	     1,144,438  65,179 	    - 	         -
H. David Rybolt	     1,140,597  69,020	    -   	 -
William H. Russell   1,145,939  63,678	    -   	 -
Stephen S. Soden     1,120,092  89,525	    -   	 -

					            Broker
		          For  Against	Abstain	    Non-Vote
David L. Babson Growth Fund
T. Geron Bell	    12,168,451 903,056	    -   	 -
Sandra J. Hale	    12,222,050 849,457      -   	 -
Ronald James	    12,206,688 864,819	    -   	 -
Jay H. Wein	    12,222,886 848,622 	    -	         -
H. David Rybolt	             - 	     - 	    -   	 -
William H. Russell	     - 	     -      -   	 -
Stephen S. Soden	     -       -      -   	 -

					           Broker
		          For  Against	Abstain	   Non-Vote
Shadow Stock Fund
T. Geron Bell	     3,639,770 335,238	    -   	 -
Sandra J. Hale	     3,637,795 337,213	    -   	 -
Ronald James	     3,656,451 318,558	    -   	 -
Jay H. Wein	     3,634,382 340,627 	    -   	 -
H. David Rybolt	             - 	     - 	    -   	 -
William H. Russell	     - 	     - 	    -   	 -
Stephen S. Soden	     -       - 	    -   	 -

					           Broker
		          For  Against	Abstain	   Non-Vote
Babson Value Fund
T. Geron Bell	     4,920,627 246,451 	    -   	 -
Sandra J. Hale	     4,919,973 247,105 	    -   	 -
Ronald James	     4,923,288 243,790 	    -   	 -
Jay H. Wein	     4,915,029 252,050 	    -   	 -
H. David Rybolt	             -	     - 	    -   	 -
William H. Russell	     - 	     - 	    -   	 -
Stephen S. Soden	     - 	     - 	    -            -

					           Broker
		         For   Against	Abstain	   Non-Vote
Babson-Stewart Ivory
International Fund
T. Geron Bell	       622,672  31,984	    -   	 -
Sandra J. Hale	       622,353  32,304 	    -   	 -
Ronald James	       622,846  31,810 	    -   	 -
Jay H. Wein	       622,674  31,982      -   	 -
H. David Rybolt	             - 	     - 	    -   	 -
William H. Russell	     - 	     - 	    -   	 -
Stephen S. Soden	     - 	     - 	    -   	 -

					           Broker
		        For   Against	Abstain	   Non-Vote
David L. Babson
Money Market Fund
T. Geron Bell	   18,956,846 1,460,128	    -   	 -
Sandra J. Hale	   18,952,605 1,464,370	    -   	 -
Ronald James	   18,956,846 1,460,128     -   	 -
Jay H. Wein	   18,952,605 1,464,370     -	         -
H. David Rybolt	            -  	      -	    -   	 -
William H. Russell	    - 	      -	    -   	 -
Stephen S. Soden	    - 	      -     -   	 -

					           Broker
		       For   Against	Abstain	   Non-Vote
David L. Babson
Tax-Free Income Fund
T. Geron Bell	    2,947,743 56,718	    -   	 -
Sandra J. Hale	    2,948,663 55,798	    -   	 -
Ronald James	    2,948,686 55,775 	    -   	 -
Jay H. Wein	    2,950,642 53,819 	    -   	 -
H. David Rybolt	            -  	   -   	    -   	 -
William H. Russell	    -      -   	    -   	 -
Stephen S. Soden	    -      -   	    -   	 -

Issue 2:
To approve a New Investment Advisory Agreement between each Fund and Jones & Babson, Inc.:

					           Broker
		       For   Against	Abstain	   Non-Vote
Babson Enterprise Fund
		   6,110,356 305,562    179,409   1,992,514
Babson Enterprise Fund II
		     834,503  48,546     44,621     281,947
David L. Babson Growth Fund
		  11,496,117 549,931 	518,540     506,919
Shadow Stock Fund
	           2,887,398 169,785    235,790	    682,035
Babson Value Fund
		   3,597,551 206,189    155,624	  1,207,714
Babson-Stewart Ivory
International Fund
                     513,005  12,390 	 21,849	    107,412
David L. Babson
Money Market Fund
		 17,516,360 1,935,861 	959,205	      5,548
David L. Babson
Tax-Free Income
Fund              2,796,459    68,254 	 34,435	    105,313

Issue 3:
To approve a New Investment Counsel Agreement between
Jones & Babson, Inc. and David L. Babson & Company
Inc. for each portfolio.:

					           Broker
		     For    Against    Abstain	   Non-Vote
Babson Enterprise
Fund		 6,098,890  304,419    192,019 	  1,992,514
Babson Enterprise
Fund II		   835,948   45,328     46,395 	    281,947
David L. Babson
Growth Fund     11,386,093  524,550    653,944 	    506,919
Shadow Stock
Fund		 2,890,387  160,880    241,706 	    682,035
Babson Value
Fund		 3,588,731  204,177    166,456 	  1,207,714
Babson-Stewart
Ivory
International
Fund		   615,295   16,998     22,364 	          -
David L. Babson
Money Market
Fund	       17,541,306 1,805,517  1,064,604 	      5,548
David L. Babson
Tax-Free Income
Fund		2,787,645    68,254 	43,249 	    105,313